FIELDS AIRCRAFT SPARES, INC.
                               2251-A Ward Avenue
                              Simi Valley, CA 93065

                                    AMENDMENT
                                       TO
                           NOTICE AND PROXY STATEMENT

                         Annual Meeting of Shareholders
                     To Be Held on Thursday, August 7, 1997


         Fields Aircraft Spares, Inc. (the "Company") is sad to report that, after Notice of the Company's Annual Meeting to be held August 7, 1997 had been prepared, Carlos Sedillo, the Company's Corporate Secretary, a current director and a director nominee, died. As a result of Mr. Sedillo's unexpected death, the remaining directors of the Company have determined that the Notice (the "Notice") of the Company's Annual Meeting of Shareholders to be held August 7, 1997 (the "Meeting") and corresponding Proxy Statement (the "Proxy Statement") should be amended as follows:

         1. Effective as of July 7, 1997, the size of the board of directors of the Company has been reduced from six (6) directors to five (5) directors. The Notice and the Proxy Statement are hereby amended to provide that at the Meeting the shareholders shall elect five (5) directors of the Company until the next annual meeting of the shareholders (or expiration of their terms if a Staggered Board is approved) or until their successors are duly elected. The Proxy Statement is further amended to reflect that the Nominees listed in the Proxy Statement other than Mr. Sedillo shall be the nominees for director.

         2. If the proposal to adopt a staggered board of directors is approved, Class I will initially consist of one director, to hold office until the annual meeting of shareholders in 1998; Class II will initially consist of two directors, each to hold office until the annual meeting of shareholders in 1999; Class III will initially consist of two directors, each to hold office until the annual meeting of shareholders in 2000; and in each case, until their successors are duly elected or until their earlier resignation, removal from office, or death. Starting with the 1998 annual meeting of shareholders one class of directors would be elected for a three-year term at each Annual Meeting, with the remaining continuing in office. The directors of each class would be as follows:

         Class I                Class II                        Class III

         Mary Sprouse           Lawrence J. Troyna              Peter Frohlich
                                Leonard Fields                  Alan Fields

         3. Until such time as the Company's directors appoint a Secretary of the Company to replace Mr. Sedillo, Lawrence Troyna the Company's current Chief Financial Officer shall also serve as Acting Secretary.

         Except as set forth in this Amendment to Notice and Proxy Statement, the Notice and Proxy Statement are affirmed by the Company. Enclosed is a Proxy Card that reflects the changes set forth in this Amendment to Notice and Proxy Statement. Whether or not you will be able to attend the Meeting, you are encouraged to complete, sign and date your Proxy Card and return it to the Company to be sure your vote is represented at the Meeting.

         Mr. Sedillo served as an officer and director of the Company since 1987. The Company would like to take this opportunity to recognize the many contributions made by Mr. Sedillo to the Company as General Counsel, Secretary and a director of the Company. His presence and contributions will be missed by the Company.

                                   By Order of the Board of Directors



                                   Lawrence J. Troyna
                                   Acting Secretary

Simi Valley, California
July 7, 1997

                          FIELDS AIRCRAFT SPARES, INC.
                               2251-A Ward Avenue
                              Simi Valley, CA 93065

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 August 7, 1997

         The undersigned shareholder of Fields Aircraft Spares, Inc., a Utah corporation (the "Company"), revoking all previous proxies, hereby appoints each of Alan Fields and Peter Frohlich, individually, as proxy and attorney-in-fact for the undersigned with full power of substitution to vote on behalf of the undersigned at the Company's 1997 Annual Meeting of Shareholders to be held on August 7, 1997, and at any adjournment(s) or postponement(s) thereof, all of the Common Shares, $.05 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given by the undersigned.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.       Election of Directors:

         Peter Frohlich             FOR  [ ]      WITHHOLD AUTHORITY  [ ]
         Alan M. Fields             FOR  [ ]      WITHHOLD AUTHORITY  [ ]
         Lawrence J. Troyna         FOR  [ ]      WITHHOLD AUTHORITY  [ ]
         Leonard I. Fields          FOR  [ ]      WITHHOLD AUTHORITY  [ ]
         Mary Sprouse               FOR  [ ]      WITHHOLD AUTHORITY  [ ]

2. Increase in the number of the Company's authorized Common Shares from 2,000,000 to 5,000,000 shares:

                            FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3.       Amend Articles of Incorporation to provide for staggered terms of directors:
                            FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

4.       Approve the Company's 1997 Omnibus Stock Option Plan:

                            FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

5. Ratify the selection by the Board of Directors of Moore Stephens Frazer & Torbet, Inc. as independent auditors of the Company for the 1997 fiscal year.
                            FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF FIELDS AIRCRAFT SPARES, INC.
Dated:__________________________, 1997

---------------------------     ------------------------------------------------
Signature of Shareholder        Print Name Exactly as shown on Share Certificate

---------------------------     --------------------
Signature of Shareholder        Number of Shares

NOTE: Please date and sign this Proxy exactly as the names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign.

PLEASE MARK, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.